EXHIBIT 99.1

                                  PRESS RELEASE

                            DOLLAR TREE STORES, INC.
            REPORTS RECORD SECOND QUARTER EARNINGS PER SHARE OF $0.22

CHESAPEAKE, Va. - July 25, 2002 - Dollar Tree Stores, Inc. (Nasdaq: DLTR), the nation's leading retailer of variety merchandise at the $1.00 price point, reported second quarter earnings per share of $0.22. As previously reported, sales for the quarter were $498.6 million.

For the quarter, gross margin was 36.1% compared to 35.7% for the second quarter of 2001. This improvement resulted primarily from better shrink results and fewer markdowns, somewhat offset by deleveraging of occupancy costs. Operating expenses, as a percentage of sales, were 24.1% compared to 24.7% in the second quarter of 2001. The improvement primarily relates to better management of store payroll and related costs. These improvements, somewhat offset by an increase in depreciation because of the Company's supply-chain systems implementation, resulted in an 8.4% operating margin for the quarter.

"We are pleased to report record earnings for the second quarter," Chairman and CEO Macon Brock Jr., said. "We are particularly proud of our field and store management, who responded well to the Easter shift. Post-Easter sales trends have been encouraging. The implementation of our supply-chain management systems has been seamless, and we look forward to the inventory-management benefits it will provide. We remain vigilant in our pursuit of profitable growth and expense control."

First-half 2002 sales were $988.2 million, up 19.4% from the same period last year. Sales at comparable stores for the first six months of 2002 rose 2% over the first half of 2001. Earnings per share of $0.42 in the first half of 2002 are 45% higher than the $0.29 reported for the comparable 2001 period.

On Thursday, July 25, 2002, Dollar Tree will host a conference call at 4:45 p.m. EDT to discuss its quarterly results. The telephone number for the call is (212) 287-1615, passcode DLTR. A recorded version of the call will be available through midnight Tuesday, July 30 and may be accessed by dialing (402) 220-2168, passcode DLTR. A webcast of the call is accessible through Dollar Tree's website, www.DollarTree.com, as well as at Vcall's website, www.Vcall.com, and will remain on-line until midnight Tuesday, July 30.

Dollar Tree Stores operates 2,105 stores in 37 states as of June 30, 2002. During the first half of 2002, the Company opened 148 stores, closed 18 stores and expanded or relocated 51 stores, increasing its retail selling square footage 25% to approximately 11.4 million square feet at June 30, 2002, from 9.1 million square feet a year ago. The Company's square footage growth has exceeded 25% annually since its founding in 1986.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding our inventory management, growth plans, and expense control.

For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 14, 2002 and in our Quarterly Report on Form 10-Q filed May 13, 2002. Also, carefully review "Risk Factors" in our most recent prospectuses filed November 15, 2000 and August 3, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.


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


                                         DOLLAR TREE STORES, INC.
                                  Condensed Consolidated Income Statements
                              For the Three Months and Six Months Ended June 30
                                (Dollars in thousands, except per share data)
                                                (Unaudited)


                                                               Second Quarter                        Year-to-Date
                                                           2002              2001               2002              2001
                                                      ---------------    --------------    ---------------    --------------


Net sales.......................................       $ 498,578          $ 440,361          $ 988,203         $ 827,680

Cost of sales (a)...............................         318,387            283,274            634,847           539,132

Gross profit....................................         180,191            157,087            353,356           288,548
                                                           36.1%              35.7%              35.8%             34.9%

Operating expenses..............................         120,184            108,854            241,514           210,545
                                                           24.1%              24.7%              24.4%             25.4%

Depreciation and amortization (b)...............          17,878             12,988             33,599            24,819

Operating income................................          42,129             35,245             78,243            53,184
                                                            8.4%               8.0%               7.9%              6.4%

Interest income (expense), net..................           (270)              (204)              (309)               183
Other income (expense) (c)......................           (824)                197              (229)             (595)

Earnings before income taxes....................          41,035             35,238             77,705            52,772
                                                            8.2%               8.0%               7.9%              6.4%

Income tax expense..............................          15,798             13,580             29,916            20,331

Net earnings....................................          25,237             21,658             47,789            32,441
                                                            5.1%               4.9%               4.8%              3.9%
Net earnings per share:
  Basic.........................................           $0.22              $0.19              $0.42             $0.29
  Weighted average number of shares.............         113,552            112,182            113,135           112,140

  Diluted.......................................           $0.22              $0.19              $0.42             $0.29
  Weighted average number of shares.............         114,904            112,852            114,402           112,808

(a) In April 2002, the Company changed its method of accounting for inventories in its distribution centers from the first-in first-out method to the weighted average cost method. The change did not have a material effect on the Company's balance sheet or 2002 operating results.

(b) The Company adopted the provisions of Statement of Financial Accounting Standards No. 142, which requires that goodwill amortization cease effective January 1, 2002. As a result, no goodwill amortization was recorded in 2002. Second quarter and year-to-date 2001 includes $0.5 million and $1.0 million of goodwill amortization, respectively.

(c) Amount represents the earnings impact of recording non-hedging interest rate swaps to market value in accordance with Statement of Financial Accounting Standards No. 133, which was effective January 1, 2001.

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


                                                 DOLLAR TREE STORES, INC.
                                           Condensed Consolidated Balance Sheets
                                                  (Dollars in thousands)
                                                       (Unaudited)


                                                                  June 30,                December 31,            June 30,
                                                                    2002                     2001                   2001
                                                             -------------------     -------------------     ------------------

Cash and cash equivalents.............................         $ 159,075                 $ 236,653              $  90,672
Short-term investments................................            16,500                        --                     --
Merchandise inventories (a)...........................           381,337                   296,473                334,614
Income taxes receivable...............................             5,113                        --                     --
Other current assets..................................            28,707                    27,653                 39,113
                                                               ---------                 ---------               --------

Total current assets..................................           590,732                   560,779                464,399
                                                               ---------                 ---------               --------

Property and equipment, net...........................           312,145                   279,011                250,001
Goodwill, net.........................................            38,358                    38,358                 39,367
Other assets, net.....................................            25,259                    23,900                 18,456
                                                               ---------                 ---------               --------

Total assets..........................................         $ 966,494                 $ 902,048              $ 772,223
                                                               =========                 =========               ========


Current portion of long-term debt.....................         $  25,000                 $  25,000              $  25,000
Accounts payable......................................            95,044                    68,653                 94,692
Income taxes payable..................................                --                    38,848                 10,661
Other current liabilities.............................            51,603                    67,521                 38,391
                                                               ---------                 ---------               --------
Total current liabilities.............................           171,647                   200,022                168,744
                                                               ---------                 ---------               --------

Long-term debt, excluding current portion.............             6,000                    12,000                 12,000
Other liabilities.....................................            42,261                    38,290                 37,257
                                                               ---------                 ---------               --------
Total liabilities.....................................           219,908                   250,312                218,001
                                                               ---------                 ---------               --------

Shareholders' equity..................................           746,586                   651,736                554,222
                                                               ---------                 ---------               --------

Total liabilities and shareholders' equity............         $ 966,494                 $ 902,048              $ 772,223
                                                               =========                 =========               ========

STORE DATA:
Number of stores open at end of period................             2,105                     1,975                  1,863
Total selling square footage (in thousands)...........            11,411                    10,129                  9,056


(a) In April 2002, the Company changed its method of accounting for inventories in its distribution centers from the first-in first-out method to the weighted average cost method. The change did not have a material effect on the Company's balance sheet or 2002 operating results.

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


                                            DOLLAR TREE STORES, INC.
                                Condensed Consolidated Statements of Cash Flows
                                            (Dollars in thousands)
                                                 (Unaudited)


                                                            Six-months ended             Year ended              Six-months ended
                                                                June 30,                December 31,                 June 30,
                                                                  2002                      2001                       2001
                                                           ---------------------    ----------------------      --------------------

Cash flows from operating activities:
Net income............................................          $ 47,789                 $ 123,081                  $ 32,441
                                                                --------                 ---------                  --------
Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization.....................            33,599                    53,763                    24,819
    Other non-cash adjustments........................            10,499                       893                      (240)
    Changes in working capital........................          (113,696)                      989                   (79,109)
                                                                --------                 ---------                  --------
        Total adjustments.............................           (69,598)                   55,645                   (54,530)
                                                                --------                 ---------                  --------
        Net cash provided by (used in)
        operating activities..........................           (21,809)                  178,726                   (22,089)
                                                                --------                 ---------                  --------
Cash flows from investing activities:
    Capital expenditures..............................           (67,693)                 (121,566)                  (62,833)
    Purchase of short-term investments................           (16,500)                       --                        --
    Acquisition of favorable lease rights.............              (813)                       --                        --
    Proceeds from sale of property and equipment......               251                        98                        34
                                                                --------                 ---------                  --------
        Net cash used in investing activities.........           (84,755)                 (121,468)                  (62,799)
                                                                --------                 ---------                  --------
Cash flows from financing activities:
    Repayment of long-term debt and facility fees.....            (6,025)                   (6,239)                   (6,239)
    Principal payments under capital lease
    obligations.......................................            (1,885)                   (3,562)                   (1,755)
    Proceeds from stock issued pursuant to stock-based
    compensation plans................................            30,242                    11,805                     2,388
    Repurchase of common stock........................                --                    (3,775)                       --
    Settlement of merger-related contingencies........             6,654                        --                        --
                                                                --------                 ---------                  --------
        Net cash provided by (used in)
        financing activities..........................            28,986                    (1,771)                   (5,606)
                                                                --------                 ---------                  --------
Net increase (decrease) in cash and
  cash equivalents....................................           (77,578)                   55,487                   (90,494)
Cash and cash equivalents at beginning of period......           236,653                   181,166                   181,166
                                                                --------                 ---------                  --------

Cash and cash equivalents at end of period............         $ 159,075                 $ 236,653                  $ 90,672
                                                                ========                 =========                  ========

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